Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Energy Vault, Inc.

West Lake Village, California

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated October 15, 2021, relating to the financial statements of Energy Vault, Inc., which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP
Melville, New York

October 15, 2021